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                                                                            23.1
              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc. of our reports dated November 22, 1996 (except for Note 1 and the first paragraph of Note 2, as to which the date is July 2, 1997), with respect to the combined financial statements and schedules of BEI Technologies, Inc. included in Form 10 for the year ended September 28, 1996, filed with the Securities and Exchange Commission.



                                    ERNST & YOUNG LLP


                                    /s/ Ernst & Young LLP
                                    ------------------------------


San Francisco, California
October 20, 1997